Exhibit 99.1

Second Quarter 2007

Corporate Headquarters Address:

9200 E. Panorama Circle, Suite 400

Englewood, Colorado  80112

(303) 708-5959

Note:  This press release and the related supplemental information contains certain non-GAAP financial measures that management believes are helpful in understanding our business, as further described herein.  These financial measures, which include but are not limited to EBITDA, EBITDA Without Gains, Funds From Operations, Internal Rate of Return, NOI, and Same Store Sales, should not be considered as an alternative to net earnings or any other GAAP measurement of performance or as an alternative to cash flows from operating, investing or financing activities.  Furthermore, these non-GAAP financial measures are not intended to be a measure of cash flow or liquidity.

Please refer to the Appendix for related definitions, reconciliations and other information.

Information included in this supplemental package is unaudited.

News Release

Contact:	Gerald R. Morgan
800-982-9293 • 303-708-5959

Archstone-Smith Announces Results for the Second Quarter of 2007

DENVER —August 9, 2007 — Archstone-Smith (NYSE:ASN) today announced net earnings per share (EPS) of $0.27 and funds from operations (FFO) per share of $0.45 for the quarter ended June 30, 2007.

Solid Same-Store Operating Performance
Same-store revenues increased 5.5% in the second quarter of 2007, driven principally by strong revenue growth in Southern California, the San Francisco Bay Area and Seattle — markets which represent 45% of the company’s portfolio. The company’s same-store net operating income (NOI) grew 3.4% in the second quarter. Second quarter 2007 same-store expenses increased 10.5% compared with the second quarter of 2006. Archstone-Smith’s second quarter 2007 results were impacted by higher real estate taxes, increased personnel costs that were primarily the result of a strategic staffing initiative announced during the first quarter of 2007 and a one-time favorable adjustment to health insurance during 2006 and the resulting offset in 2007, an increase in property and other insurance expense attributable to the company’s July 2006 policy renewal, and a utility expense increase due primarily to higher rates and utilization in the Northeast.

Strategic Acquisitions and Dispositions Strengthen Company’s Market Position
During the quarter, the company acquired $662.3 million of apartment communities, representing 1,979 units, and completed the sale of $86.8 million of apartment communities in markets that include Dallas, Denver and Phoenix. The company’s dispositions produced cash gains of $15.9 million — a profit of approximately 22.5% on the company’s cost basis — and generated an unleveraged internal rate of return (IRR) of 19.5%.

Development Pipeline Continues to Add Value
During the second quarter, the company completed two development communities, representing 318 units and a total expected investment of $157.3 million, and stabilized three development communities, representing 901 units and a total expected investment of $281.4 million. The company’s development pipeline is concentrated in markets that include Manhattan, Southern California, Washington, D.C. and Boston. At the end of the quarter, including joint ventures and Ameriton, the company had 5,565 units with a total expected investment of $1.6 billion, under construction, and 9,448 units, representing a total expected investment of $3.0 billion, in planning.

Ameriton
Archstone-Smith’s second quarter 2007 results include $0.0015 of gains from the sale of operating communities by Ameriton, the company’s wholly owned subsidiary. From 2000 through the second quarter of 2007, Ameriton has completed the sale of $2.0 billion of real estate, generating a pre-tax unleveraged IRR of 21.5%, excluding joint ventures.

In addition to lower gains from Ameriton due to disposition timing, Archstone-Smith’s results were impacted by $0.03 per share as a result of investment pursuit cost write-offs and transaction costs related to the proposed merger with an entity jointly controlled by Tishman Speyer Real Estate Venture VII, L.P. and Lehman Brothers Holdings Inc.  The company also experienced short-term dilution from capital redeployment from dispositions that was anticipated and previously discussed.

Proposed Merger with Affiliate of Tishman Speyer and Lehman Brothers Holdings Inc.
On May 28, 2007, Archstone-Smith, together with Archstone-Smith Operating Trust, entered into a definitive merger agreement with affiliates of Tishman Speyer Real Estate Venture VII, L.P. and Lehman Brothers Holdings Inc., pursuant to which an entity jointly controlled by affiliates of Tishman Speyer Real Estate Venture VII, L.P. and Lehman Brothers Holdings Inc. has agreed to acquire Archstone-Smith and Archstone-Smith Operating Trust. On August 5, 2007, Archstone-Smith and Archstone-Smith Operating Trust entered into an amendment to the merger agreement with the buyer parties.

Pursuant to the amendment, the parties are not required to complete the closing of the mergers during the period beginning on August 15, 2007 and ending on October 4, 2007. Prior to the amendment, the buyer parties would not have been required to close the mergers between August 15, 2007 and August 31, 2007. The consummation of the mergers is currently expected to occur on or about October 5, 2007, but remains subject to customary closing conditions including, among other things, compliance with European antitrust regulations and the approval of the Archstone-Smith merger by the affirmative vote of the holders of at least a majority of Archstone-Smith’s outstanding common shares. The closing of the mergers is not subject to a financing condition.

The amendment does not change the consideration to be received by the holders of Archstone-Smith’s common shares. Holders of Archstone-Smith’s common shares still will be entitled to receive in the merger $60.75 in cash, without interest and less applicable withholding taxes, for each common share that they hold immediately prior to the effective time of the merger. In addition, in connection with the merger of Archstone-Smith Operating Trust, holders of Archstone-Smith Operating Trust’s Class A-1 common units will continue to receive, for each such unit, one newly issued Series O preferred unit of Archstone-Smith Operating Trust or, if they so elect, a cash payment equal to $60.75, without interest and less applicable withholding taxes, for each Class A-1 common unit that they own or a combination of Series O preferred units and the cash consideration.

In addition, Archstone-Smith has received communications on behalf of certain unitholders in Archstone-Smith Operating Trust alleging, among other things, that the requirement that such unitholders release Archstone-Smith and the buyer parties from any claims under any of their previously existing tax protection agreements with Archstone-Smith in order to be able to elect to receive the cash merger consideration was not permissible, and threatening to seek injunctive relief and monetary damages. Under the amendment to the merger agreement, Archstone-Smith and the buyer parties have agreed that such release would no longer be required for unitholders to elect to receive the cash merger consideration.

A special meeting of Archstone-Smith’s common shareholders has been scheduled for Tuesday, August 21, 2007 at 12:00 noon, local time, in Denver, Colorado, for the purpose of voting on the proposed Archstone-Smith merger and the other transactions contemplated by the merger agreement. Neither Archstone-Smith nor any of its affiliates can give any assurance that the merger will be approved by its common shareholders or that any of the other conditions to the closing of the mergers will be met.

Archstone-Smith (NYSE: ASN), an S&P 500 company, is a recognized leader in apartment investment and operations. The company’s portfolio is concentrated in many of the most desirable neighborhoods in the Washington, D.C. metropolitan area, Southern California, the San Francisco Bay Area, the New York metropolitan area, Seattle and Boston. The company continually upgrades the quality of its portfolio through the selective sale of assets, using proceeds to fund investments in assets with even better growth prospects. Through its two brands, Archstone and Charles E. Smith, Archstone-Smith strives to provide great apartments and great service to its customers — backed by unconditional service guarantees. As of June 30, 2007, the company owned or had an ownership position in 348 communities, representing 87,631 units, including units under construction.

# # #

Archstone-Smith’s Second Quarter 2007 Earnings Release and Supplemental Financial Information and archived press releases are available on its web site at www.ArchstoneSmith.com or may be obtained by calling (800) 982-9293.

As previously announced, in light of its proposed merger with an entity jointly controlled by Tishman Speyer Real Estate Venture VII, L.P. and Lehman Brothers Holdings Inc., Archstone-Smith will not be holding a conference call with senior management to discuss its second quarter 2007 results.

Safe Harbor Statement

This press release and the accompanying supplemental information contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on current expectations, estimates and projections about the industry, markets in which Archstone-Smith operates, management’s beliefs, assumptions made by management and the transactions described in this press release. While Archstone-Smith management believes the assumptions underlying its forward-looking statements and information are reasonable, such information is necessarily subject to uncertainties and may involve certain risks, many of which are difficult to predict and are beyond management’s control. These risks include, but are not limited to, (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the outcome of pending legal proceedings instituted against Archstone-Smith, its trustees and certain members of management; (3) the inability to complete the merger due to the failure to obtain shareholder approval or the failure to satisfy other conditions to completion of the merger, including the expiration of any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, if applicable, compliance with European anti-trust regulations, and the effectiveness of the registration statement relating to the issuance of Series O Preferred Units in the operating trust merger; (4) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; (5) the ability to recognize the benefits of the merger; (6) the amount of the costs, fees, expenses and charges related to the merger and the actual terms of certain financings that will be obtained for the merger; and (7) the impact of the substantial indebtedness incurred to finance the consummation of the merger; and other risks that are set forth under “Risk Factors” in Archstone-Smith’s 2006 Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the quarter ended June 30, 2007. All forward-looking statements speak only as of the date of this press release or, in the case of any document incorporated by reference, the date of that document. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are qualified by the cautionary statements in this section. We undertake no obligation to update or publicly release any revisions to forward-looking statements to reflect events, circumstances or changes in expectations after the date of this press release.

Additional Information About the Transactions and Where to Find It
This press release is being made in respect of the proposed merger transactions involving Archstone-Smith and Archstone-Smith Operating Trust.  On July 13, 2007, Archstone-Smith filed a definitive proxy statement on Schedule 14A with the Securities and Exchange Commission (“SEC”) in connection with the proposed merger.  The proxy statement was mailed on or about July 14, 2007 to Archstone-Smith’s shareholders of record as of the close of business on July 12, 2007.  Archstone-Smith Trust urges investors and shareholders to read the proxy statement and any other relevant documents filed by Archstone-Smith with the SEC because they will contain important information. Separately, Archstone-Smith Operating Trust has filed a preliminary prospectus/information statement with the SEC in connection with the proposed Archstone-Smith Operating Trust merger transaction. Archstone-Smith Operating Trust urges investors and unitholders to read the final prospectus/information statement when it becomes available and any other relevant documents filed by Archstone-Smith Operating Trust with the SEC because they will contain important information. The final prospectus/information statement will be mailed to Archstone-Smith Operating Trust unitholders.

The definitive proxy statement, prospectus/information statement and other documents filed with the SEC are available free of charge at the website maintained by the SEC at www.sec.gov. In addition, documents filed with the SEC by Archstone-Smith and Archstone-Smith Operating Trust are available free of charge on the investor relations portion of Archstone-Smith’s website at www.archstonesmith.com, or by contacting Investor Relations, Archstone-Smith Trust, 9200 E. Panorama Circle, Suite 400, Englewood, Colorado 80112 (telephone: 1-800-982-9293).

Archstone-Smith and certain of its trustees and executive officers may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the merger transaction. The names of Archstone-Smith’s trustees and executive officers and a description of their interests in Archstone-Smith is set forth in the definitive proxy statement for its annual meeting of shareholders, which was filed with the SEC on April 11, 2007. Investors, shareholders and unitholders can obtain updated information regarding the direct and indirect interests of Archstone-Smith’s trustees and executive officers in the Archstone-Smith merger by reading the definitive proxy statement related to the merger transaction.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Second Quarter 2007

Financial Highlights
Dollars and shares in thousands, except per share amounts

	Three Months Ended June 30,			Six Months Ended June 30,
	2007	2006	% Change	2007	2006	% Change

Operating Performance

Net Earnings Attributable to Common Shares - Diluted	$60,674	$165,981	(63.4%)	$361,960	$289,470	25.0%

Per Share Results:
Net Earnings	$0.27	$0.77	(64.9%)	$1.56	$1.35	15.6%
Funds from Operations (FFO)	$0.45	$0.59	(23.7%)	$0.95	$1.18	(19.5%)

Cash Distributions per Common Share	$0.4525	$0.4350	4.0%	$0.905	$0.870	4.0%

Community Information	Communities	Units

Operating:
ASN Same Store	140	48,646
ASN Non-Same Store	31	10,106
International	10	807
ASN JVs	36	12,126
International Fund (1)	114	9,353
Ameriton	4	1,028
	335	82,066

Under Construction:
ASN	3	1,832
ASN JVs	2	1,059
Ameriton	7	2,348
Ameriton JV’s	1	326
	13	5,565

Total Communities Operating and Under Construction	348	87,631

Financial Position	June 30, 2007	December 31, 2006

Equity Market Capitalization	$14,849,607	$14,582,767
Book Value of Total Debt	6,159,984	6,452,427

Total Market Capitalization	$21,009,591	$21,035,194

Fully Converted Shares (Excluding Convertible Debt)	251,183	250,579

Leverage Ratios:
Long Term Debt/Long Term Undepreciated Book Capitalization	41.9%	45.8%
Total Debt/Total Undepreciated Book Capitalization	45.1%	47.1%
Total Debt/Total Market Capitalization	29.3%	30.7%

(1)   On June 29, 2007 we formed a German real estate fund (“the International fund”) through the contribution of certain wholly-owned German subsidiaries, at cost.  The accompanying Balance Sheet reflects the International Fund on the equity method as a result of deconsolidation, whereas the accompanying Statement of Earnings reflects our International operations on a consolidated basis since fund formation occurred at the end of the quarter.

Second Quarter 2007

Statements of Earnings
Dollars and shares in thousands, except per share amounts

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006

Revenues:
Rental Revenues	$279,929	$218,603	$545,149	$422,510
Other Income	13,409	13,585	29,163	29,801
	293,338	232,188	574,312	452,311
Expenses:
Rental Expenses	68,177	46,797	130,802	91,503
Real Estate Taxes	26,265	19,311	52,230	37,741
Depreciation on Real Estate Investments(1)	71,076	57,347	137,303	109,760

Gross Interest Expense	84,664	60,356	163,507	117,238
Capitalized Interest	(12,485)	(13,537)	(25,372)	(26,308)
Net Interest Expense	72,179	46,819	138,135	90,930

General and Administrative	20,133	15,912	39,131	31,297
Other Expense	5,899	2,862	7,538	13,866
	263,729	189,048	505,139	375,097

Earnings from Operations	29,609	43,140	69,173	77,214

Plus/(Minus):
Income from Unconsolidated Entities(2)	307	10,518	1,002	29,396
Other Non-Operating Income /(Expense)	(84)	243	1,942	419
Less:
Minority Interest - Convertible Operating Partnership Units	(3,144)	(7,152)	(7,855)	(14,262)
Net Earnings before Discontinued Operations	26,688	46,749	64,262	92,767
Plus: Net Earnings from Discontinued Operations	34,922	120,100	285,832	198,465
Net Earnings	61,610	166,849	350,094	291,232
Less: Preferred Share Dividends	958	957	1,916	1,915
Net Earnings Attributable to Common Shares - Basic	60,652	165,892	348,178	289,317
Add Back (Dilutive Securities Only):
Interest on Convertible Debt	-	-	13,590	-
Minority Interest	22	89	192	153
Net Earnings Attributable to Common Shares - Diluted	$60,674	$165,981	$361,960	$289,470

Diluted Weighted Average Common Shares Outstanding	223,974	215,427	232,056	214,821

Diluted Earnings Per Common Share	$0.27	$0.77	$1.56	$1.35

(1)  Includes amortization expense associated with certain intangible assets recorded in connection with operating community and company acquisitions.

(2)  Includes income from the sale of unconsolidated operating communities.

Second Quarter 2007

Funds From Operations
Dollars and shares in thousands, except per share amounts

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006

Net Earnings Attributable to Common Shares - Diluted	$60,674	$165,981	$361,960	$289,470
Depreciation on Real Estate Investments	70,927	73,279	145,073	142,853
Depreciation on Real Estate Investments - Unconsolidated Entities	3,408	1,719	8,914	3,501
Gains from Disposition of Domestic ASN Investments, net of Internal Disposition Costs	(21,345)	(111,331)	(295,833)	(178,149)
Income from Disposition or Liquidation of Unconsolidated Depreciable ASN Investments	-	(9,732)	-	(9,732)
Promote Incentive Fee Related to Liquidation of Unconsolidated ASN Entity	-	3,640	-	3,640
Debt Extinguishment Costs Related to Dispositions	248	5,691	994	6,414
Interest on Convertible Debt	-	-	(13,590)	-
Minority Interest Applicable to OP Units	7,390	25,816	43,663	45,261
Other(1)	(8,389)	(7,037)	(12,213)	(9,103)
Funds From Operations - OP Basis	$112,913	$148,026	$238,968	$294,155

Diluted Weighted Average Common Units Outstanding - OP Basis	251,252	248,934	251,010	248,409

Diluted Funds From Operations per unit - OP Basis	$0.45	$0.59	$0.95	$1.18

Quarterly Cash Distributions Per Common Share or Unit	$0.4525	$0.4350	$0.9050	$0.8700

(1) Primarily accumulated depreciation on Ameriton and International dispositions and the related tax impact on applicable FFO adjustments.

Second Quarter 2007

Balance Sheets
Dollars and shares in thousands, except per share amounts

	June 30,	December 31,
Assets	2007	2006

Real Estate(1)	$11,996,862	$12,258,916
Real Estate - Held for Sale(1)	933,485	928,724
Accumulated Depreciation	(1,013,528)	(957,146)
	11,916,819	12,230,494

Investments in and Advances to Unconsolidated Entities	491,810	235,323
Net Investments(2)	12,408,629	12,465,817

Cash and Cash Equivalents	12,975	48,655
Restricted Cash in Tax-Deferred Exchange and Bond Escrow	158,905	319,312
Other Assets	445,533	425,343

Total Assets	$13,026,042	$13,259,127

Liabilities and Shareholders’ Equity

Liabilities:
Unsecured Credit Facilities	$744,257	$84,723
Unsecured Loans - International	-	235,771
Long Term Unsecured Debt	3,301,972	3,355,699
Mortgages Payable	2,054,510	2,666,477
Mortgages Payable - Held for Sale	59,245	109,757
Payables, Accrued Expenses and Other Liabilities	382,713	504,362
Total Liabilities	6,542,697	6,956,789

Minority Interest:
Operating Partnership Units/Other	687,380	739,149

Shareholders’ Equity:
Series I Cumulative Perpetual Preferred Shares	50,000	50,000
Common Shares, $0.01 Par Value	2,236	2,201
Additional Paid-In Capital and Other Comprehensive Income	4,973,096	4,886,684
Retained Earnings	770,633	624,304
Total Shareholders’ Equity	5,795,965	5,563,189

Total Liabilities and Shareholders’ Equity	$13,026,042	$13,259,127

____________

See notes on following page

Second Quarter 2007

Balance Sheets (continued)

Dollars in thousands

(1)   The change in investments in real estate (including assets held for sale) at cost, consisted of the following:

Balance at December 31, 2006	$13,187,640
Acquisition-Related Expenditures	967,710
Redevelopment Expenditures	22,766
Recurring Capital Expenditures	18,767
Development Expenditures, Excluding Initial Acquisition Costs	239,488
Acquisition of Land for Development	167,256
Dispositions and Retirements	(596,574)
International Fund Formation	(1,034,524)
Other	520
Net Apartment Community Activity	(214,591)
Change in Other Real Estate Assets	(42,702)
Balance at June 30, 2007	$12,930,347

(2)   Includes $653.6 million and $621.1 million of Ameriton real estate assets and $3.1 million and $8.4 million in related accumulated accumulated depreciation as of June 30, 2007 and December 31, 2006, respectively.

Second Quarter 2007

ASN Geographic Distribution by Market(1)

Markets	High-Rise	Garden	Total
Washington D.C. Metropolitan Area(2)	22.8%	12.4%	35.2%
Southern California(2)	3.1%	24.2%	27.3%
San Francisco Bay Area, California(2)	1.5%	11.3%	12.8%
New York City Metropolitan Area	11.3%	1.1%	12.4%
Seattle, Washington	0.5%	4.1%	4.6%
Boston, Massachusetts	2.0%	2.5%	4.5%
Other	2.3%	0.9%	3.2%
Total Markets	43.5%	56.5%	100.0%

(1)   Represents the geographic distribution of communities owned as of June 30, 2007 based on NOI for the three months ended June 30, 2007, excluding JVs.

(2)   Breakout of Washington D.C. Metropolitan Area, Southern California and San Francisco Bay Area markets:

	High-Rise	Garden	Total
Washington D.C. Metro - Inside Beltway	15.8%	3.2%	19.0%
District of Columbia	6.8%	-	6.8%
Other Virginia	-	6.2%	6.2%
Other Maryland	0.2%	3.0%	3.2%
Total Washington D.C. Metropolitan Area	22.8%	12.4%	35.2%

Los Angeles County	2.5%	12.6%	15.1%
San Diego County	0.6%	5.1%	5.7%
Orange County	-	3.3%	3.3%
Inland Empire	-	1.7%	1.7%
Ventura County	-	1.5%	1.5%
Total Southern California	3.1%	24.2%	27.3%

Silicon Valley	-	5.2%	5.2%
San Francisco/Peninsula	1.5%	2.5%	4.0%
East Bay	-	3.6%	3.6%
Total San Francisco Bay Area, California	1.5%	11.3%	12.8%

Second Quarter 2007

ASN Same Store Performance Summary

Year-Over-Year Same Store Performance

	Revenue Growth		Operating Expense Growth		NOI Growth
	Q2 2007 vs. Q2 2006	YTD 2007 vs. YTD 2006	Q2 2007 vs. Q2 2006	YTD 2007 vs. YTD 2006	Q2 2007 vs. Q2 2006	YTD 2007 vs. YTD 2006

Garden Communities	6.2%	6.4%	10.5%	7.7%	4.4%	5.9%

High-Rise Communities	4.4%	5.3%	10.5%	8.5%	1.9%	3.9%

Total Portfolio	5.5%	5.9%	10.5%	8.0%	3.4%	5.1%

	Average Physical	Occupancy	Property Operating Margin		Potential Effective Rent Per Unit
	Q2 2007	Q2 2006	Q2 2007	Q2 2006	Q2 2007	Q2 2006

Garden Communities	94.7%	95.8%	69.5%	70.7%	$1,460	$1,367

High-Rise Communities	95.1%	96.6%	69.1%	70.8%	$1,916	$1,784

Total Portfolio	94.9%	96.1%	69.3%	70.7%	$1,613	$1,507

	Revenue Growth		Operating Expense Growth		NOI Growth/(Decline)
	Q2 2007 vs. Q2 2006	YTD 2007 vs. YTD 2006	Q2 2007 vs. Q2 2006	YTD 2007 vs. YTD 2006	Q2 2007 vs. Q2 2006	YTD 2007 vs. YTD 2006

Same Store Performance by Market:

Washington D.C. Metropolitan Area	3.4%	4.1%	12.3%	8.0%	(0.3%)	2.4%

Southern California	7.1%	7.3%	9.1%	8.2%	6.4%	7.0%

San Francisco Bay Area, California	7.7%	7.4%	6.8%	7.2%	8.2%	7.5%

New York City Metropolitan Area	4.7%	6.2%	12.6%	11.0%	2.3%	4.6%

Seattle, Washington	12.2%	12.7%	14.3%	8.1%	11.2%	14.8%

Boston, Massachusetts	1.4%	2.0%	12.8%	10.4%	(3.6%)	(1.8%)

Sequential Same Store Performance

	Revenue Growth/	Operating Expense Growth/	NOI Growth/(Decline)
	Q2 2007 vs. Q1 2007	(Decline) Q2 2007 vs. Q1 2007	Q2 2007 vs. Q1 2007

Garden Communities	2.3%	5.2%	1.1%

High-Rise Communities	1.6%	0.5%	2.1%

Total Portfolio	2.0%	3.2%	1.5%

Sequential Same Store Performance by Market:

Washington D.C. Metropolitan Area	2.0%	4.3%	1.0%

Southern California	1.2%	1.0%	1.2%

San Francisco Bay Area, California	3.7%	6.4%	2.3%

New York City Metropolitan Area	1.7%	(2.3% )	3.8%

Seattle, Washington	4.4%	19.1%	(1.2% )

Boston, Massachusetts	1.2%	3.0%	0.3%

Second Quarter 2007

ASN Portfolio and Investment Summary

Dollars in thousands, except cost per unit amounts

Operating Apartment Communities	March 31, 2007	June 30, 2007

Garden:
Communities	104	109
Units	37,711	38,789
Total Expected Investment	$5,886,292	$6,454,015
Cost Per Unit	$156,090	$166,388

High-Rise:
Communities	61	62
Units	19,702	19,963
Total Expected Investment	$5,187,089	$5,377,196
Cost Per Unit	$263,277	$269,358

Total Portfolio:
Communities	165	171
Units	57,413	58,752
Total Expected Investment	$11,073,381	$11,831,211
Cost Per Unit	$192,872	$201,375

Portfolio Capital Expenditures - Cost Per Unit:	Q1 2007	Q2 2007	YTD 2007
Acquisition Related Expenditures	$77	$110	$187
Redevelopment Expenditures	$155	$191	$346
Recurring Capital Expenditures	$127	$187	$315

Apartment Acquisitions
Communities	2	7	9
Units	391	1,979	2,370
Total Expected Investment	$84,907	$662,313	$747,220
Cost Per Unit	$217,153	$334,671	$315,283

Apartment Dispositions
Communities	11	3	14
Units	3,817	958	4,775
Gross Sales Proceeds	$655,750	$86,847	$742,597
GAAP Gains, Net of Internal Disposition Costs	$274,488	$21,345	$295,833
Gross Gains, Net of Internal Disposition Costs	$224,145	$15,942	$240,087
IRR	20.4%	19.5%	20.3%

Second Quarter 2007

Historical Disposition Activity (excluding Ameriton, International and JVs)

Dollars in thousands

	Communities	Units	Gross Sales Proceeds	GAAP Gain on Sale, Net	Gross Gain on Sale, Net	IRR

1995/1996	23	6,469	$304,507	$40,659	$17,396	12.6%

1997	26	7,250	304,640	48,232	25,735	14.1%

1998	21	7,164	405,505	65,531	45,272	14.2%

1999	40	11,338	589,313	62,093	24,131	12.4%

2000	41	13,820	793,212	93,071	27,764	12.1%

2001	58	18,473	1,201,228	100,273	21,398	10.6%

2002	15	4,747	407,632	108,884	73,478	18.6%

2003	48	15,599	1,383,125	310,901	180,455	13.0%

2004	21	9,430	1,406,171	372,217	285,643	13.8%

2005	26	8,558	1,100,409	446,686	302,357	14.2%

2006	34	11,534	1,457,249	546,327	403,069	20.1%

2007	14	4,775	742,597	295,833	240,087	20.3%

Total	367	119,157	$10,095,588	$2,490,707	$1,646,785	14.7%

Second Quarter 2007

Ameriton Historical Disposition Activity (excluding JVs)

Dollars in thousands

	Investments	Units(1)	Gross Sales Proceeds(1)	GAAP Gain on Sale, Net (2)	Gross Gain on Sale, Net (2)	Unleveraged IRR(1)

2000	5	1,574	$113,725	$4,117	$3,037	8.8%

2001	2	690	80,450	4,617	3,903	16.0%

2002	4	1,570	179,100	19,860	16,752	21.2%

2003	6	1,662	224,000	26,218	22,309	19.2%

2004	12	2,618	359,950	45,127	42,134	36.6%

2005	11	2,797	454,529	54,844	50,872	23.7%

2006	10	2,551	393,550	50,894	43,050	16.7%

2007	5	967	148,660	8,418	1,314	7.4%

Total	55	14,429	$1,953,964	$214,095	$183,371	21.5%

(1)          Amounts shown exclude land transactions.

(2)          Amounts shown are net of income tax.

Second Quarter 2007

Development Pipeline Summary

Dollars in thousands

ASN	Communities	Units	Investment - End of Period	Total Expected Investment
Under Construction	3	1,832	$360,989	$590,826

Under Construction - JV(1)	2	1,059	267,726	507,873

In Planning - Owned	7	2,319	184,211	1,043,713

In Planning - Under Control	4	1,021	8,403	438,187

In Planning - Under Control - JV(1)	1	515	11,686	169,950

Total ASN	17	6,746	833,015	2,750,549

Ameriton
Under Construction	7	2,348	255,682	431,631

Under Construction - JV(1)	1	326	14,490	44,974

In Planning - Owned	12	3,914	150,942	1,028,622

In Planning - Under Control	2	858	707	156,852

In Planning - Owned - JV(1)	3	821	41,874	174,918

Total Ameriton	25	8,267	463,695	1,836,997

ASN & Ameriton
Under Construction	13	5,565	898,887	1,575,304

In Planning - Owned or Under Control	29	9,448	397,823	3,012,242

Total ASN & Ameriton	42	15,013	$1,296,710	$4,587,546

(1)          Investment and Total Expected Investment amounts for JVs reflect the costs for the entire community before adjustment for our proportionate ownership percentage.

Second Quarter 2007

ASN Developments Under Construction(1)

Dollars in thousands, except cost per unit amounts

	Q1 2007	Q2 2007	YTD 2007
Starts During Period
Communities	1	-	1
Units	432	-	432
Total Expected Investment	$194,638	-	$194,638
Total Cost Per Unit	$450,551	-	$450,551

Completions During Period
Communities	-	2	2
Units	-	318	318
Total Expected Investment	-	$157,315	$157,315
Total Cost Per Unit	-	$494,701	$494,701

Stabilizations During Period
Communities	-	3	3
Units	-	901	901
Total Expected Investment	-	$281,385	$281,385
Total Cost Per Unit	-	$312,303	$312,303

Under Construction at End of Period
Communities	7	5
Units	3,209	2,891
Total Expected Investment	$1,250,541	$1,098,699
Total Cost Per Unit	$389,698	$380,041
Investment - End of Period	$715,349	$628,715

Construction Expenditures During Period, Excluding JVs	$74,794	$54,519	$129,313

(1)          Investment and Total Expected Investment amounts for JVs reflect the costs for the entire community before adjustment for our proportionate ownership percentage.

Second Quarter 2007

ASN Developments Under Construction (continued)

Dollars in thousands

		Units	Investment - End of Period	Total Expected Investment	Start Date	Actual or Expected Date for First Units	Expected Stabilization Date	% Leased	% Ownership

ASN Communities Under Construction, Including JVs

Garden

Archstone Warner Center	Los Angeles, California	522	$125,478	$127,500	Q3/04	Q4/06	Q1/08	42%	100%

Archstone Gateway	Orange, California	884	86,999	270,131	Q3/06	Q1/08	Q1/11	N/A	100%

Total Garden		1,406	$212,477	$397,631

High-Rise

North Point Place I	Cambridge, Massachusetts	426	148,513	193,194	Q2/05	Q4/07	Q3/09	N/A	100%

Archstone Clinton(1)	New York, New York	627	262,269	313,236	Q3/05	Q1/07	Q4/09	74%	59%

Wisconsin Place(1)	Chevy Chase, Maryland	432	5,456	194,638	Q1/07	Q4/08	Q4/10	N/A	75%

Total High-Rise		1,485	$416,238	$701,068

Total ASN Communities Under Construction, Including JVs		2,891	$628,715	$1,098,699

(1)             Investment and Total Expected Investment amounts for JVs reflect the costs for the entire community before adjustment for our proportionate ownership percentage. Percentage represents our estimated ownership percentage of the unconsolidated JV as of June 30, 2007.

Second Quarter 2007

ASN Developments In Planning - Owned or Under Control

Dollars in thousands

In Planning at End of Period	Communities	Units	Investment - End of Period	Total Expected Investment	% Ownership

Wholly Owned

In Planning - Owned	7	2,319	$184,211	$1,043,713	100%

In Planning - Under Control	4	1,021	8,403	438,187	100%

JVs

In Planning - Under Control	1	515	11,686	169,950	93%(1)
	12	3,855	$204,300	$1,651,850

Market	Communities	Units	Investment - End of Period	Total Expected Investment

Southern California	4	1,127	$55,232	$477,453

Washington D.C. Metropolitan Area	5	1,726	108,914	670,158

Boston, Massachusetts	3	1,002	40,154	504,239

	12	3,855	$204,300	$1,651,850

(1)          Investment and Total Expected Investment amounts for JVs reflect the costs for the entire community before adjustment for our proportionate ownership percentage.Percentage represents our estimated ownership percentage of the unconsolidated JV as of June 30, 2007.

Second Quarter 2007

Ameriton Summary

Dollars in thousands

Ameriton FFO Contribution from Gains:	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Gains on Dispositions, net of Internal Disposition Costs	$8,971	$33,910	$12,355	$47,526
JV Gains on Dispositions, net	97	78	4,597	19,711
Gains on Disposition of Land, net	(125)	-	(425)	(9)
Total GAAP Gains, net	8,943	33,988	16,527	67,228
Accumulated Depreciation and Income Taxes Attributable to Dispositions	(8,571)	(19,513)	(11,956)	(29,819)
FFO Impact of Gains - OP Basis	$372	$14,475	$4,571	$37,409

Diluted Weighted Average Common Units Outstanding - OP Basis	251,252	248,934	251,010	248,409
Impact on FFO Per Unit of Ameriton Gains	$0.00	$0.06	$0.02	$0.15

Ameriton Investment Summary:
Wholly Owned	Communities	Units	Investment - End of Period	Total Expected Investment	% Ownership
Operating Communities	4	1,028	$142,652	$144,131	100%

Communities Under Development:
Under Construction	7	2,348	255,682	431,631	100%
In Planning - Owned	12	3,914	150,942	1,028,622	100%
In Planning - Under Control	2	858	707	156,852
	21	7,120	407,331	1,617,105
Other Real Estate Assets	N/A	N/A	54,558	59,325	100%
Total Wholly Owned	25	8,148	604,541	1,820,561

JV(1)
Under Construction and In Planning - Owned	4	1,147	56,364	219,892	95%
Other Real Estate Assets	N/A	N/A	16,464	18,739	76%
Total JV	4	1,147	72,828	238,631
Total	29	9,295	$677,369	$2,059,192

Ameriton Development Summary, Including JVs:	Under Construction or In Planning

	Communities	Units	Investment - End of Period	Total Expected Investment
California	6	1,440	$93,846	$565,902
Houston	5	2,467	57,538	410,090
Washington, DC Metropolitan Area	4	1,579	156,472	359,980
Dallas	4	1,054	27,001	201,596
Southeast Florida	2	572	26,701	119,313
Atlanta	2	598	68,747	98,287
Phoenix	2	557	33,390	81,829
	25	8,267	$463,695	$1,836,997

(1)          Investment and Total Expected Investment amounts for JVs reflect the costs for the entire community before adjustment for our proportionate ownership percentage. Percentage represents our estimated ownership percentage of the unconsolidated JV as of June 30, 2007.

Second Quarter 2007

Capitalization Summary

Dollars and shares in thousands, except per share amounts

Market Capitalization	June 30, 2007	December 31, 2006

Common Shares and Units:
Common Shares (Public)	223,623	220,147
Convertible Operating Partnership Units	26,751	29,514
Total Common Shares and Operating Partnership Units(1)	250,374	249,661
Closing Share Price	$59.11	$58.21
Market Capitalization of Common Shares and Units	14,799,607	14,532,767

Liquidation Value of Series I Perpetual Preferred Shares (private)(2)	50,000	50,000

Total Equity Market Capitalization	14,849,607	14,582,767

Book Value of Total Debt	6,159,984	6,452,427

Total Market Capitalization	$21,009,591	$21,035,194

(1)          As of June 30, 2007, Archstone-Smith owned approximately 89.3% of the Operating Partnership’s outstanding common units, and the remaining 10.7% were owned by Operating Partnership unitholders. Per share amounts for each period presented will always be the same for Archstone-Smith and the Operating Partnership, as the economics of the Operating Partnership unitholders are the same as those of the common shareholders, and therefore, both the numerator and denominator must be adjusted to reflect the assumed conversion of all outstanding Operating Partnership units.

(2)          As of June 30, 2007, there were 500 Series I Preferred Shares outstanding at a liquidation value of $100,000 per share. These shares become redeemable, at our option, in February 2028.

Second Quarter 2007

Debt Summary

Dollars in thousands

	Outstanding Balance at			Weighted Average
				Remaining Life to
	June 30, 2007	December 31, 2006	Effective Interest Rate(1)	Maturity (Years)
Unsecured Floating Rate Debt:
Revolving Credit Facilities	$744,257	$84,723	5.6%	2.1
Unsecured Loans - International	-	235,771	-	-
Tax-Exempt Debt	59,638	76,295	5.1%	14.5
	803,895	396,789	5.6%	3.1

Secured Floating Rate Debt:
Tax-Exempt Debt	837,679	935,536	5.6%	23.7
Conventional Mortgages	48,908	167,020	5.3%	21.0
	886,587	1,102,556	5.6%	23.6

Unsecured Long-Term Fixed Rate Debt	3,242,334	3,279,404	5.6%	4.8

Secured Fixed Rate Debt:
Tax-Exempt Debt	84	3,086	6.4%	-
Conventional Mortgages	1,208,703	1,651,650	6.2%	5.4
Other Secured Debt	18,381	18,942	4.6%	16.0
	1,227,168	1,673,678	6.1%	5.6

Total Debt Outstanding at End of Period	$6,159,984	$6,452,427	5.7%	7.5

Debt Maturity Schedule - Long Term Debt

	Long Term Unsecured Debt		Mortgages Payable

	Regularly Scheduled Principal Amortization	Final Maturities and Other	Regularly Scheduled Principal Amortization	Final Maturities and Other	Total	Effective Interest Rate(1)	Maturities as a % of Total Market Capitalization
2007	$12,500	$335,000	$8,918	$12,038	$368,456	5.3%	1.8%
2008	31,250	301,309	18,522	159,101	510,182	4.7%	2.4%
2009	51,250	30,467	18,248	342,664	442,629	6.3%	2.1%
2010	43,750	220,000	17,066	59,771	340,587	6.0%	1.6%
2011	50,000	575,000	18,465	132,841	776,306	5.0%	3.7%
Thereafter and debt discount	252,500	1,398,946	496,588	829,533	2,977,567	6.0%	14.2%
Total	$441,250	$2,860,722	$577,807	$1,535,948	$5,415,727	5.7%	25.8%

Leverage and Coverage Ratios

Information as of June 30, 2007, except for coverage ratios, which are computed based on the six months ended June 30, 2007.

Long-Term Floating Rate Debt (excludes revolving credit facilities and term loan - International) as a Percentage of Long-Term Debt	17.5%
Total Floating Rate Debt as a Percentage of Total Debt	27.4%
Archstone-Smith’s Pro Rata Share of Unconsolidated Debt(2)	$708,648
Unencumbered Assets (undepreciated book value of real estate and all cash)	$8,639,632

Long Term Debt/Long Term Undepreciated Book Capitalization(3)	41.9%
Total Debt/Total Undepreciated Book Capitalization(3)	45.1%
Total Debt/Total Market Capitalization	29.3%

	ASN Gains on Disposition of Real Estate Investments:
	Included	Excluded
Interest Coverage Ratio	4.5	2.6
Debt Service Coverage Ratio	4.3	2.5
Fixed Charge Coverage Ratio	4.4	2.6

(1)      Includes the effect of loan cost amortization, credit enhancement fees, fair value hedges and other ongoing fees and expenses, where applicable, for the six months ended June 30, 2007.

(2)      Represents the Operating Partnership’s pro rata portion of the unconsolidated JVs’ debt based on our percentage of equity in the JV at June 30, 2007.

(3)      Represents total long term debt or total debt divided by the sum of the book value of shareholders’ equity, applicable debt, minority interest and accumulated depreciation, respectively.

Second Quarter 2007

Supplemental Information for Net Asset Value Calculation

Dollars in thousands, except footnotes		Three Months Ended June 30, 2007
Income Statement Information
Net Operating Income (NOI)		$185,487
NOI for Assets Held for Sale(1)	17,590
NOI Adjustment for Prestabilized Developments, Redevelopment and Acquisitions(2)	2,968
Total Adjustments		20,558
Adjusted NOI (60,587 operating units, excluding JVs)		$206,045

Balance Sheet Information (Book Value)
Wholly Owned ASN Developments - at cost:(3)
Communities Under Construction	$360,989
Communities In Planning(4)	192,614
Total		$553,603

Wholly Owned Ameriton Developments - at cost:(3)
Communities Under Construction	$255,682
Communities In Planning (4)	151,649
Total		$407,331

Other Real Estate:
ASN Land Held	$59,031
Other Ameriton Assets	51,571
Total		$110,602

Investment in Unconsolidated Entities:
Operating Communities and Non-Multifamily(5)	$422,986
Under Development - ASN	54,190
Under Development - Ameriton	39,250
Total(5)		$516,426

Cash and Restricted Cash		$171,880

Other Assets, Excluding Costs Related to Communities In Planning - Under Control (4)		$436,423

Liabilities:
Tax-Exempt Debt	$897,401
Other Debt	5,262,583
Other Liabilities	382,713
Total Liabilities		$6,542,697

Perpetual Preferred Shares (Series I)		$50,000

Fully Converted Shares
Common Shares Outstanding		223,623
Convertible Operating Partnership Units Outstanding		26,751
Stock Options (Treasury Stock Method)		809
Fully Converted Shares (Excluding Convertible Debt, which is included in Liabilities)		251,183

(1)          Excludes $1.1 million of NOI associated with assets sold during the three months ended June 30, 2007.

(2)          Represents the difference between actual NOI attributable to communities in lease-up, under redevelopment or acquired during the three months ended June 30, 2007, and the NOI for the quarter assuming the underwritten stabilized yield.

(3)          The Total Expected Investment for our ASN and Ameriton development pipeline (including Communities Under Construction and In Planning) is $2.8 billion and $1.8 billion, respectively, at June 30, 2007. These amounts include 100% of the Total Expected Investment of JV development projects. The cost amounts included here exclude the cost of our pro rata share of these JVs which is shown in the reconciliation of our Investments in Unconsolidated Entities above.

(4)          Communities In Planning includes $8.4 million for ASN and $0.7 million for Ameriton, that is included in Other Assets on our balance sheet.

(5)          Includes $24.6 million in gains from the sale of communities to unconsolidated JVs, which were deferred under GAAP and were therefore netted against Investments in Unconsolidated Entities on the Balance Sheet.

Second Quarter 2007

ASN Operating Joint Ventures(1)

Dollars in thousands

Joint Venture Operating Community Overview
Communities	36
Units	12,126

Average ownership percentage(2)	35.6%
Pro rata share of debt	$197,364

Summary Balance Sheet Information(3)
	June 30, 2007
Assets:
Real Estate	$1,245,982
Other Assets	49,197
Total Assets	$1,295,179
Liabilities and owners’ equity:
Mortgages payable	$768,899
Other liabilities	30,131
Total liabilities	799,030
Members’ equity	496,149
Total liability and members’ equity	$1,295,179

Net Operating Income by Market(3)

	Three Months Ended
	June 30, 2007%
Washington, D.C. Metropolitan Area	$5,172	22.6%
Texas	4,371	19.1%
Southeast Florida	3,463	15.2%
Atlanta	2,508	11.0%
California	2,374	10.4%
Orlando	1,267	5.5%
Phoenix	1,052	4.6%
Other	2,628	11.5%
Total Net Operating Income	$22,835	100.0%

(1)       Excludes projects under development.

(2)       Percentage represents our equity ownership percentage of the unconsolidated joint ventures as of June 30, 2007.

(3)       Represents combined condensed financial information of joint ventures on a stand-alone basis.

Second Quarter 2007

Appendix of Definitions, Reconciliations and Other Information:
General Definitions

Ameriton or Ameriton Properties Incorporated, which is a taxable REIT subsidiary (TRS), which engages in the opportunistic acquisition, development and eventual disposition of real estate with a shorter-term investment horizon.

Archstone-Smith - The publicly traded real estate investment trust, Archstone-Smith Trust, on a consolidated basis.

ASN - For purposes of this document, ASN is defined as Operating Partnership investments, excluding Ameriton and assets located outside the United States.

GAAP - United States Generally Accepted Accounting Principles.

High-Rise - Those communities with five or more above-ground floors.

In Planning - Represents parcels of land owned or Under Control, which are in the development planning process, upon which construction of apartments is expected to commence subsequent to the completion of the entitlement and building permit processes.

Internal Rate of Return or IRR - On a sold community, IRR refers to the unleveraged IRR calculated by Archstone-Smith, considering the initial purchase price and all capital invested in the community, the timing and amounts of net operating income during the period owned and the net sales proceeds from the sale.  The IRR calculations include property management overhead and internal disposition costs but not depreciation or allocations for corporate general and administrative expenses, interest expenses, income tax expenses (if any) or other indirect operating expenses.  Therefore, an IRR calculation is not a substitute for net income as a measure of our performance.  Management believes that IRRs are an important indicator of the value created during the ownership period.  Historical IRRs are not necessarily indicative of IRRs that will be produced in the future.  Our methodology for calculating IRRs may not be consistent with the methodology used by other companies.

Joint Venture or JV - Is used to refer to an unconsolidated joint venture.

Leased - For development communities, the percentage leased is based on total units in the community (completed and under construction). We begin leasing units prior to completion of the units.

Net Asset Value or NAV is a calculation often used to estimate the value of the common equity of a real estate company.  At the request of individuals who follow our company, we have provided selected financial data which we believe is useful in calculating our NAV but have not presented any specific calculation methodology nor provided any guidance on the assumptions or estimates that should be used in the calculation.  Estimating NAV is inherently subjective and dependent on a wide range of assumptions and methods which will differ depending on the user.  There may be other information needed by specific users that has not been provided and therefore we cannot represent that this information will be sufficient for all purposes.

Operating Partnership or OP - Archstone-Smith Operating Trust, the entity through which we conduct all property ownership and business operations.  Archstone-Smith owned approximately 89.3% of the Operating Partnership’s outstanding common units as of June 30, 2007.

Total Expected Investment or TEI - For development communities, TEI represents the total expected investment at completion; for operating communities, TEI represents the total expected investment plus planned capital expenditures.

Under Control - A term used to identify land parcels which the Operating Partnership does not own, yet has an exclusive right through contingent contract or letter of intent during a contractually agreed upon time period to acquire the land, subject to satisfaction of contingencies during the due diligence and entitlement processes.

Second Quarter 2007

Appendix of Definitions, Reconciliations and Other Information:
FFO and Gain-Related Information

Funds From Operations or FFO is a non-GAAP measure that is commonly used in the real estate industry to assist investors and analysts in comparing results of real estate companies.  FFO adjusts GAAP net earnings to exclude depreciation and gains and losses from the sales of previously depreciated properties.  Our calculation of FFO includes gains and losses from dispositions of properties acquired or developed by our taxable REIT subsidiaries such as Ameriton, as the fundamental purpose of these entities is to take advantage of short-term investment opportunities, gains and losses from our international subsidiaries, and promote incentive fee income resulting from the liquidation of unconsolidated joint ventures, if any.  If they relate to a disposition, we exclude prepayment penalties and include the cost or benefit of unamortized purchase accounting-related debt adjustments.  Our share of the FFO relating to our unconsolidated entities is calculated on the same basis.  FFO per share calculations are presented at the Operating Partnership level.

FFO is presented as a supplemental financial measure and does not fully represent our operating performance.   We believe that GAAP Net Earnings remains the primary measure of operating performance and that FFO is only meaningful when it is used in conjunction with GAAP Net Earnings.  FFO is not intended to be a measure of cash flow or liquidity.  Please refer to our consolidated financial statements, prepared in accordance with GAAP, for purposes of evaluating our financial condition, results of operations and cash flows.  A reconciliation of Net Earnings to FFO is provided on Page 6 to help users understand the differences between our calculation of FFO and GAAP Net Earnings.  In addition, it allows users to compare our calculation of FFO to that of other real estate companies, which may define FFO differently.  Following is a reconciliation of the weighted average number of OP units used in calculating FFO per unit:

	Three Months Ended June 30,
	2007	2006
Diluted Weighted Average Common Shares Outstanding - Archstone-Smith	223,974	215,427
Weighted Average OP Units	27,278	33,507
Diluted Weighted Average Common Units Outstanding - OP Basis	251,252	248,934

	Six Months Ended June 30,
	2007	2006
Diluted Weighted Average Common Shares Outstanding - Archstone-Smith	232,056	214,821
Weighted Average OP Units	27,993	33,588
Reverse Assumed Conversion of Convertible Debt (anti-dilutive for FFO)	(9,039)	-
Diluted Weighted Average Common Units Outstanding - OP Basis	251,010	248,409

ASN Disposition Recap

ASN dispositions in the three months ending June 30, 2007 include Las Colinas (514 units) in Dallas, Texas; ASN Waterfront (288 units) in Phoenix, AZ and Archstone DTC (156 units) in Denver, CO.

Gross Gains/Losses From the Disposition of Real Estate Investments is defined as net sales proceeds less the gross investment basis of the asset before accumulated depreciation, impairment for possible loss on real estate investments and net of internal disposition costs.  JV gain/loss deferrals required under GAAP have also been excluded from Gross Gains/Losses until recognized for GAAP purposes.

Second Quarter 2007

Appendix of Definitions, Reconciliations and Other Information:
FFO and Gain-Related Information (continued)

ASN Reconciliation of GAAP Gains on Sale, Net to Gross Gains on Sale, Net:

Dollars in thousands

	GAAP Gains on Sale, Net	Accumulated Depreciation and Impairments	Gross Gains on Sale, Net
1995/1996	$40,659	($23,263)	$17,396

1997	48,232	(22,497)	25,735

1998	65,531	(20,259)	45,272

1999	62,093	(37,962)	24,131

2000	93,071	(65,307)	27,764

2001	100,273	(78,875)	21,398

2002	108,884	(35,406)	73,478

2003	310,901	(130,446)	180,455

2004	372,217	(86,574)	285,643

2005	446,686	(144,329)	302,357

2006	546,327	(143,258)	403,069

2007	295,833	(55,746)	240,087

	$2,490,707	($843,922)	$1,646,785

Ameriton Reconciliation of GAAP Gains on Sale, Net to Gross Gains on Sale, Net:

Dollars in thousands

	GAAP Gains on Sale, Net	Accumulated Depreciation(1)	Gross Gains on Sale, Net
2000	$4,117	($1,080)	$3,037

2001	4,617	(714)	3,903

2002	19,860	(3,108)	16,752

2003	26,218	(3,909)	22,309

2004	45,127	(2,993)	42,134

2005	54,844	(3,972)	50,872

2006	50,894	(7,844)	43,050

2007	8,418	(7,104)	1,314

	$214,095	($30,724)	$183,371

(1)  Represents accumulated depreciation net of the related tax impact.

Second Quarter 2007

Appendix of Definitions, Reconciliations and Other Information (continued):
Net Operating Income and Same Store-Related Information

Net Operating Income or NOI is defined as rental revenues less rental expenses and real estate taxes.  We rely on NOI for purposes of making decisions about resource allocations and assessing segment performance.  We also believe NOI is a valuable means of comparing period-to-period property performance.  A reconciliation of Same Store NOI to Earnings from Operations is provided below.

ASN Same Store Communities are communities that were fully operational during the period, excluding those which were not eligible for inclusion due to (i) recent acquisition or development, (ii) major redevelopment, or (iii) a significant number of non-operational units (fires, floods, etc.).  The Same Store community populations were as follows:

- Q2 2007 vs. Q2 2006 population includes 144 eligible apartment communities (50,040 units)  and excludes 27 ineligible apartment communities (8,712 units).

- YTD 2007 vs. YTD 2006 population includes 140 eligible apartment communities (48,646 units)  and excludes 31 ineligible apartment communities (10,106 units).

- Q2 2007 vs. Q1 2007 sequential population includes 153 apartment communities (52,936 units)  and excludes 18 ineligible apartment communities (5,816 units).

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
ASN Same Store NOI	$164,845	$159,459	$315,079	$299,865
Non-Same Store NOI, Including Ameriton Properties and Other	39,295	36,897	87,164	85,228
NOI Classified as Discontinued Operations - Communities Sold	(1,063)	(26,460)	(5,132)	(58,393)
NOI Classified as Discontinued Operations - Communities Held for Sale	(17,590)	(17,401)	(34,994)	(33,434)
NOI	185,487	152,495	362,117	293,266
Other Income	13,409	13,585	29,163	29,801
Depreciation on Real Estate Investments	(71,076)	(57,347)	(137,303)	(109,760)
Interest Expense	(72,179)	(46,819)	(138,135)	(90,930)
General and Administrative Expense	(20,133)	(15,912)	(39,131)	(31,297)
Other Expense	(5,899)	(2,862)	(7,538)	(13,866)
Earnings from Operations	$29,609	$43,140	$69,173	$77,214

Oakwood Master Lease Communities refers to 14 communities acquired from Oakwood and one community we previously owned and operated that were leased in their entirety to an affiliate of Oakwood under master lease agreements.  We are responsible for payment of real estate taxes and insurance expenses which are recorded as operating expenses, whereas master lease payments are included in rental revenues.  Our average physical occupancy and potential effective rent metrics exclude the Oakwood Master Lease Communities.

Property Operating Margin is defined as rental revenues less rental expenses and real estate taxes, divided by rental revenues.

Potential Effective Rent Per Unit is defined as the average rent per unit net of concessions and loss to lease but before vacancy loss and bad debt costs for leases in place.  The Potential Effective Rent Per Unit (weighted by units) for the ASN operating portfolio during the second quarter of 2007 was $1,495 for the garden communities, $2,024 for the high-rise communities and $1,686 for the total ASN portfolio.

Second Quarter 2007

Appendix of Definitions, Reconciliations and Other Information (continued):
NOI and Same Store-Related Information (continued)

The average physical occupancy for the ASN operating portfolio was 93.0% for Q2 2007.

The units and dollar amounts for the Q2 2007 and the Q2 2006 same store population and the corresponding reconciliations  to consolidated Archstone-Smith NOI are as follows:

	Units		Revenues		Operating Expenses		Net Operating Income
Reconciliation of Same Store NOI by Market to Consolidated Archstone-Smith NOI:	Q2 2007	Q2 2006	Q2 2007	Q2 2006	Q2 2007	Q2 2006	Q2 2007	Q2 2006
Washington D.C. Metropolitan Area	18,656	18,656	$89,726	$86,796	$28,356	$25,240	$61,370	$61,556
Southern California	14,755	14,755	66,682	62,245	19,297	17,690	47,385	44,555
San Francisco Bay Area, California	6,605	6,605	27,498	25,522	8,942	8,375	18,556	17,147
New York City Metropolitan Area	2,256	2,256	22,381	21,374	5,568	4,944	16,813	16,430
Seattle, Washington	3,746	3,746	11,988	10,687	3,761	3,291	8,227	7,396
Boston, Massachusetts	1,638	1,638	9,846	9,705	3,378	2,995	6,468	6,710
Sub-total	47,656	47,656	228,121	216,329	69,302	62,535	158,819	153,794
Other Same Store	2,384	2,384	9,611	9,104	3,585	3,439	6,026	5,665
Total ASN Same Store	50,040	50,040	237,732	225,433	72,887	65,974	164,845	159,459
Non-Same Store and Other	10,547	15,942	70,605	64,700	31,310	27,803	39,295	36,897
Total	60,587	65,982	308,337	290,133	104,197	93,777	204,140	196,356
Less: Discontinued Operations	(5,717)	(5,717)	(28,408)	(71,530)	(9,755)	(27,669)	(18,653)	(43,861)
Total per Statement of Earnings	54,870	60,265	$279,929	$218,603	$94,442	$66,108	$185,487	$152,495

The units and dollar amounts for the YTD 2007 and the YTD 2006 same store population and the corresponding reconciliations  to consolidated Archstone-Smith NOI are as follows:

	Units		Revenues		Operating Expenses		Net Operating Income
Reconciliation of Same Store NOI by Market to Consolidated Archstone-Smith NOI:	YTD 2007	YTD 2006	YTD 2007	YTD 2006	YTD 2007	YTD 2006	YTD 2007	YTD 2006
Washington D.C. Metropolitan Area	18,203	18,203	$175,141	$168,262	$54,545	$50,496	$120,596	$117,766
Southern California	14,755	14,755	132,606	123,535	38,395	35,493	94,211	88,042
San Francisco Bay Area, California	6,294	6,294	50,873	47,371	15,987	14,919	34,886	32,452
New York City Metropolitan Area	1,706	1,706	33,264	31,331	8,658	7,800	24,606	23,531
Seattle, Washington	3,746	3,746	23,472	20,820	6,919	6,398	16,553	14,422
Boston, Massachusetts	1,638	1,638	19,575	19,184	6,659	6,034	12,916	13,150
Sub-total	46,342	46,342	434,931	410,503	131,163	121,140	303,768	289,363
Other Same Store	2,304	2,304	18,475	17,441	7,164	6,939	11,311	10,502
Total ASN Same Store	48,646	48,646	453,406	427,944	138,327	128,079	315,079	299,865
Non-Same Store and Other	11,941	17,336	154,317	147,427	67,153	62,199	87,164	85,228
Total	60,587	65,982	607,723	575,371	205,480	190,278	402,243	385,093
Less: Discontinued Operations	(5,717)	(5,717)	(62,574)	(152,861)	(22,448)	(61,034)	(40,126)	(91,827)
Total per Statement of Earnings	54,870	60,265	$545,149	$422,510	$183,032	$129,244	$362,117	$293,266

	Average Physical Occupancy
Same Store Communities:	Q2 2007	YTD 2007
Washington D.C. Metropolitan Area	94.2%	94.1%
Southern California	95.3%	95.5%
San Francisco Bay Area, California	95.6%	95.1%
New York City Metropolitan Area	95.9%	95.3%
Seattle, Washington	94.6%	94.6%
Boston, Massachusetts	95.9%	95.5%
Total	94.9%	94.8%

The units and dollar amounts for the Q2 2007 sequential population of same store communities by market are as follows:

	Units	Revenues		Operating Expenses		Net Operating Income
	Q2 2007	Q2 2007	Q1 2007	Q2 2007	Q1 2007	Q2 2007	Q1 2007

Washington D.C. Metropolitan Area	18,656	$89,726	$87,983	$28,356	$27,200	$61,370	$60,783
Southern California	14,755	66,682	65,924	19,297	19,098	47,385	46,826
San Francisco Bay Area, California	8,272	36,737	35,430	12,759	11,997	23,978	23,433
New York City Metropolitan Area	3,485	34,108	33,526	10,878	11,140	23,230	22,386
Seattle, Washington	3,746	11,988	11,484	3,762	3,157	8,226	8,327
Boston, Massachusetts	1,638	9,846	9,729	3,378	3,280	6,468	6,449
Other Markets	2,384	9,611	9,509	3,585	3,629	6,026	5,880
Total	52,936	$258,698	$253,585	$82,015	$79,501	$176,683	$174,084

Second Quarter 2007

Appendix of Definitions, Reconciliations and Other Information (continued):
Discontinued Operations-Related Information

The following amounts reflect net earnings from real estate investments designated as held for sale or sold, including net gains (losses) on any of these communities actually sold.  We had 12 operating apartment communities, representing 5,717 units, held for sale under the provisions of SFAS No. 144 at the end of the current period.

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Composition of Net Earnings from Discontinued Operations:
Rental Revenues - Communities Sold	$2,349	$46,317	$10,857	$103,049
Rental Expenses - Communities Sold	(1,205)	(14,257)	(4,867)	(31,300)
Real Estate Taxes - Communities Sold	(81)	(5,600)	(858)	(13,356)
NOI - Communities Sold	1,063	26,460	5,132	58,393
Rental Revenues - Communities Held for Sale	26,059	25,213	51,717	49,812
Rental Expenses - Communities Held for Sale	(5,517)	(4,815)	(10,657)	(10,410)
Real Estate Taxes - Communities Held for Sale	(2,952)	(2,997)	(6,066)	(5,968)
NOI - Communities Held for Sale	17,590	17,401	34,994	33,434
Depreciation on Real Estate Investments	149	(15,932)	(7,770)	(33,093)
Interest, net	(6,789)	(17,267)	(15,153)	(34,907)
Ameriton Income Taxes(1)	(2,891)	(9,022)	(2,565)	(8,794)
Provision for Possible Loss on Real Estate Investments	-	(2,128)	-	(4,328)
Debt Extinguishment Costs Related to Dispositions	(248)	(5,900)	(994)	(6,763)
Allocation of Minority Interest	(4,268)	(18,753)	(36,000)	(31,152)
Gains on Disposition of Ameriton Operating Communities, net	9,375	35,931	12,900	50,655
Internal Disposition Costs - Ameriton Transactions	(404)	(2,021)	(545)	(3,129)
ASN Gains on Disposition of ASN Real Estate Investments, net	21,711	111,509	296,908	178,976
Internal Disposition Costs - ASN Transactions	(366)	(178)	(1,075)	(827)
Net Earnings from Discontinued Operations	$34,922	$120,100	$285,832	$198,465

(1)                     Ameriton incurred additional taxes relating to JV gains and other operating activities. These additional taxes, which aggregated $(1.5) million and $8.9 million for the six months ended June 30, 2007 and 2006, respectively, are recorded in Other Expenses in our Statement of Earnings.

Reconciliation of Other Expense included in Statement of Earnings to Fund From Operations

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Other Expense - Earnings from Operations	$5,899	$2,862	$7,538	$13,866
Ameriton Income Taxes	2,891	9,022	2,565	8,794
Provision for Possible Loss on Real Estate Investments	-	2,128	-	4,328
Debt Extinguishment Costs Related to Dispositions	248	5,900	994	6,763
Other Expense - Net Earnings	9,038	19,912	11,097	33,751
Debt Extinguishment Costs Related to ASN Dispositions	(248)	(5,691)	(994)	(6,414)
Income Taxes (portion related to depreciation)	(283)	(3,116)	1,776	(2,492)
Other Expense - Funds From Operations	8,507	11,105	11,879	24,845
Less amount related to Income Taxes	1,946	(7,197)	947	(15,174)
Other Expense - Funds From Operations, net of Income Taxes	$10,453	$3,908	$12,826	$9,671

Second Quarter 2007

Appendix of Definitions, Reconciliations and Other Information (continued):

Reconciliation of ASN Operating Joint Ventures NOI to Net Earnings for ASN’s Joint Ventures

Three Months Ended June 30, 2007
Rental Revenues	$39,053
Rental Expenses	(16,218)
Net Operating Income - ASN Joint Ventures, excluding developments	22,835
Other Income	715
Other Expenses	(12,992)
Depreciation	(10,813)
Net Earnings - ASN Joint Ventures, excluding developments	($255)

Senior Unsecured Debt Ratings and Coverage Ratio Information

Senior Unsecured Debt Ratings:

Rating
Moody’s	Baa1

Standard & Poors	BBB+

Fitch	A-

Coverage Ratio Information:

The Interest Coverage Ratio is calculated as Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA), or EBITDA without gains, divided by GAAP interest expense (including interest expense included in Discontinued Operations).

The Debt Service Coverage Ratio is calculated as EBITDA, or EBITDA without gains, divided by the sum of GAAP interest expense and regularly scheduled principal payments (excluding balloon payments, final maturities and amortization payments on unsecured senior notes).

The Fixed Charge Coverage Ratio is calculated as EBITDA, or EBITDA without gains, divided by the sum of GAAP interest expense and preferred dividend payments.

Coverage ratio calculations are based on EBITDA and EBITDA without gains.  We believe that EBITDA and EBITDA without gains are useful supplemental measures to be used in the calculation of our coverage ratios.  These coverage ratios provide investors and rating agencies additional means of comparing our financial condition to other companies.  EBITDA and EBITDA without gains do not represent net earnings or cash from operating activities that are computed in accordance with GAAP and are not indicative of cash available to fund cash needs. We define EBITDA as net earnings before interest expense, income taxes, minority interest, depreciation and amortization.  EBITDA without gains excludes gains on the disposition of ASN depreciable real estate investments (includes gains from Ameriton).  The following is a reconciliation of net earnings to EBITDA and EBITDA without gains:

YTD 2007
Net Earnings	$350,094
Interest Expense, net	153,288
Ameriton and International Income Taxes	(2,723)
Minority Interest	43,855
Depreciation Expense	145,073
EBITDA	689,587
Less: Gains on Dispositions of ASN Depreciable Real Estate Investments, net of Internal Disposition Costs	(295,833)
EBITDA Without ASN Gains	$393,754